SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-S1

                                  ---------


The Class A-R
certificates represent
obligations of the trust     The Class A-R Certificates
only and do not
represent an interest in     o  This supplement relates to the offering of the Class A-R certificates of the
or obligation of                series referenced above. This supplement does not contain complete information
CWABS, Inc.,                    about the offering of the Class A-R certificates. Additional information is
Countrywide Home                contained in the prospectus supplement dated April 26, 2002, prepared in
Loans, Inc.,                    connection with the offering of the offered certificates of the series
Countrywide Home                referenced above and in the prospectus of the depositor dated December 14,
Loans Servicing LP or           2001. You are urged to read this supplement, the prospectus supplement and the
any of their affiliates.        prospectus in full.

This supplement may be       o  As of April 25, 2003, the certificate principal balance of the Class A-R
used to offer and sell the      certificates was $0.00.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-R certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

May 14, 2003

                               THE MORTGAGE POOL

     As of April 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 10,397 Mortgage Loans having an aggregate Stated Principal Balance of approximately $307,185,514.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                    As of April 1, 2003

Total Number of Mortgage Loans.................................................  10,397
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
       30-59 days............................................................            0.26%
       60-90 days............................................................            0.07%
       91 days or more (excluding pending foreclosures)......................            0.30%
                                                                                         -----
       Total Delinquencies...................................................            0.63%
                                                                                         =====
Foreclosures Pending.........................................................            0.03%
                                                                                         -----
Total Delinquencies and foreclosures pending.................................            0.66%
                                                                                         =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                             As of December 31, 2000                     As of December 31, 2001
                                             -----------------------                     -----------------------
                                       Principal                                     Principal
                                        Balance              Percentage               Balance          Percentage
                                   -----------------         ----------         -----------------      ----------
Total Portfolio................    $2,730,028,318.03          100.00%           $3,017,257,168.98        100.00%
Delinquency Percentage
   30-59 Days..................    $   20,528,290.53            0.75%           $   37,722,636.27          1.25%
   60-89 Days..................         2,282,705.64            0.08                 6,553,870.99          0.22
   90+ Days....................         4,740,854.66            0.17                10,676,444.98          0.35
                                   -----------------         ----------         -----------------      ----------
Sub-Total......................    $   27,551,850.83            1.01%           $   54,952,952.24          1.82%
                                   -----------------         ----------         -----------------      ----------
Foreclosure Rate...............    $      592,515.58            0.02%           $      624,444.33          0.02%
Bankruptcy Rate................    $    5,104,335.24            0.19%           $    5,935,277.19          0.20%



                                             As of December 31, 2002                     As of December 31, 2003
                                             -----------------------                     -----------------------
                                       Principal                                     Principal
                                        Balance              Percentage               Balance          Percentage
                                   -----------------         ----------         -----------------      ----------
Total Portfolio................    $2,977,648,188.55          100.00%           $2,941,688,959.95        100.00%
Delinquency Percentage
   30-59 Days..................    $   35,866,848.98            1.20%           $   36,939,075.63          1.26%
   60-89 Days..................         8,170,028.78            0.27                 8,744,508.24          0.30
   90+ Days....................        11,452,759.17            0.38                11,067,491.42          0.38
                                   -----------------         ----------         -----------------      ----------
Sub-Total......................    $   55,489,636.93            1.86%           $   56,751,075.29          1.93%
                                   -----------------         ----------         -----------------      ----------
Foreclosure Rate...............    $    1,118,143.13            0.04%           $    1,481,757.53          0.05%
Bankruptcy Rate................    $   11,174,889.85            0.38%           $    9,579,964.34          0.33%

                   DESCRIPTION OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class A-R Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal." In addition to distributions of interest and principal as described above, the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the senior certificates and the subordinated certificates as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Residual Certificates."

     As of April 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A-R Certificates was $0.00 evidencing a beneficial ownership interest of approximately 0.00% in the Trust Fund. For additional information with respect to the Class A-R Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-R Certificates discussed under the section titled "Material Federal Income Tax Consequences" in the Prospectus and the Prospectus Supplement and should consult their tax advisors with respect to those consequences. Investors should also be aware of new restrictions imposed on transfers of noneconomic residual interests, which restrictions are discussed below.

     Background. If the Class A-R Certificate is a "noneconomic residual interest," then the REMIC Regulations will disregard, for federal income tax purposes, any transfer of the Class A-R Certificate to a U.S. transferee unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. transferee includes a United States person as defined under Code Section 7701(a)(30), certain trusts that elect to be treated as United States persons. A U.S. Transferee also includes foreign entities and individuals but only if their income from the residual interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a noneconomic residual interest is disregarded, the transferor continues to be treated as the owner of the residual interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

     A residual interest is a "noneconomic residual interest" at the time of transfer unless, (i) taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the residual interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a noneconomic residual interest has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     REMIC regulations finalized in July 2002. The 2002 REMIC Regulations provide a safe harbor under which the transferor of a noneconomic residual interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the noneconomic residual interest and intends to pay taxes associated with holding the noneconomic residual interest as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

     A transfer of a noneconomic residual interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a noneconomic residual interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-R Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-R Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent that it is not a Plan Investor.

                                    RATINGS

     The Class A-R Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-R Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                  EXHIBIT 1

Summary of Loans in Mortgage Pool                                                  Range
As of the Reference Date)                                                          -----


Total Number of Loans                                               10,397
Aggregate Principal Balance                                    307,185,514
Average Principal Balance                                            29,546   $204  to  $376,882
Weighted Average Mortgage Rate                                        9.16%  4.50%  to    13.50%
Net Weighted Average Mortgage Rate                                    8.65%  3.99%  to    12.99%
Weighted Average  Original Term (months)                                181     60  to       360
Weighted Average Remaining Term (months)                                163      2  to       347
Weighted Average Combined Loan-to-Value Ratio                        90.37%  8.70%  to   100.00%
Weighted Average FICO Credit Score                                     713

Mortgage Loan Principal Balances

Range of Mortgage Loan                  Number of             Aggregate         Percentage of
Principal Balances ($)                Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
$0.01 - $10,000.00                         449               $3,565,077              1.16 %
$10,000.01 - $20,000.00                  2,803              $44,614,223             14.52
$20,000.01 - $30,000.00                  3,342              $83,252,114             27.10
$30,000.01 - $40,000.00                  1,897              $65,387,049             21.29
$40,000.01 - $50,000.00                  1,018              $45,113,519             14.69
$50,000.01 - $75,000.00                    619              $36,840,896             11.99
$75,000.01 - $100,000.00                   183              $15,921,208              5.18
$100,000.01 - $200,000.00                   78              $10,488,046              3.41
$200,000.00 or Greater                       8               $2,003,382              0.65
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

Mortgage Rates

Range of Mortgage                       Number of             Aggregate         Percentage of
Rates (%)                             Mortgage Loans      Principal Balance      Loan Group
-----------------------------------------------------------------------------------------------
4.001 - 4.500                                1                  $19,459              0.01 %
5.501 - 6.000                               10                 $474,625              0.15
6.001 - 6.500                               21               $1,257,143              0.41
6.501 - 7.000                              106               $3,931,775              1.28
7.001 - 7.500                              324              $10,497,523              3.42
7.501 - 8.000                              790              $23,475,987              7.64
8.001 - 8.500                            1,733              $49,270,272             16.04
8.501 - 9.000                            2,463              $69,912,897             22.76
9.001 - 9.500                            1,833              $52,349,122             17.04
9.501 - 10.000                           1,426              $42,725,547             13.91
10.001 - 10.500                            715              $21,986,995              7.16
10.501 - 11.000                            511              $16,570,168              5.39
11.001 - 11.500                            237               $7,255,398              2.36
11.501 - 12.000                            158               $5,376,053              1.75
12.001 - 12.500                             35               $1,036,714              0.34
12.501 - 13.000                             26                 $789,113              0.26
13.001 - 13.500                              8                 $256,723              0.08
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

Remaining Term To Stated Maturity

Range of Amortization Term              Number of             Aggregate         Percentage of
(Months)                              Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
1 - 120                                    579              $12,223,275              3.98 %
121 - 180                                9,591             $287,291,451             93.52
181 - 300                                  132               $5,575,267              1.81
301 - 360                                   95               $2,095,521              0.68
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

Combined Loan-to-Value Ratios

Range of Combined                       Number of             Aggregate         Percentage of
Loan-to-Value Ratios                  Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
1.01 - 10.00                                 3                  $37,788              0.01 %
15.01 - 20.00                                5                 $258,419              0.08
20.01 - 25.00                                6                 $341,567              0.11
25.01 - 30.00                                6                 $235,085              0.08
30.01 - 35.00                               10                 $338,132              0.11
35.01 - 40.00                               19                 $568,012              0.18
40.01 - 45.00                               17                 $692,608              0.23
45.01 - 50.00                               28                 $932,580              0.30
50.01 - 55.00                               38               $1,446,713              0.47
55.01 - 60.00                               44               $1,588,598              0.52
60.01 - 65.00                               63               $2,364,020              0.77
65.01 - 70.00                              122               $4,991,118              1.62
70.01 - 75.00                              172               $6,743,114              2.20
75.01 - 80.00                              340              $13,078,746              4.26
80.01 - 85.00                              506              $12,738,299              4.15
85.01 - 90.00                            3,560              $88,930,552             28.95
90.01 - 95.00                            3,777             $114,783,127             37.37
95.01 - 100.00                           1,681              $57,117,035             18.59
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================


Types of Mortgaged Properties

                                        Number of             Aggregate         Percentage of
Property Type                         Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
Single-Family Detached Dwellings         7,231             $213,784,805             69.59 %
Planned Unit Development                 2,361              $71,444,389             23.26
Condominium                                746              $19,992,583              6.51
Two Family Dwellings                        57               $1,893,154              0.62
Four Family Dwellings                        2                  $70,583              0.02
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

Occupancy Types of the Mortgage Loans

                                        Number of             Aggregate         Percentage of
Occupancy Type                        Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
Primary Residence                       10,334             $305,294,533             99.38 %
Investment Property                         43               $1,442,391              0.47
Secondary Residence                         20                 $448,590              0.15
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

State Distribution of Mortgaged
Properties


                                        Number of             Aggregate         Percentage of
State                                 Mortgage Loans      Principal Balance       Loan Group
-----------------------------------------------------------------------------------------------
Alabama                                    166               $4,002,225              1.30 %
Alaska                                      14                 $593,040              0.19
Arkansas                                     1                  $43,654              0.01
Arizona                                    299               $8,427,126              2.74
California                               2,214              $77,731,180             25.30
Colorado                                   403              $12,680,822              4.13
Connecticut                                 80               $2,378,972              0.77
District of Columbia                        28               $1,081,549              0.35
Delaware                                    30                 $742,955              0.24
Florida                                    328               $8,978,100              2.92
Georgia                                    521              $14,765,945              4.81
Hawaii                                      81               $3,470,894              1.13
Iowa                                        28                 $710,190              0.23
Idaho                                       85               $1,981,756              0.65
Illinois                                   325               $9,625,340              3.13
Indiana                                     96               $2,427,601              0.79
Kansas                                       8                 $442,479              0.14
Kentucky                                    53               $1,214,738              0.40
Louisiana                                   45               $1,168,284              0.38
Massachusetts                              142               $4,715,421              1.54
Maryland                                   475              $14,103,883              4.59
Maine                                        8                 $476,072              0.15
Michigan                                   272               $7,649,325              2.49
Minnesota                                   72               $2,144,585              0.70
Missouri                                   101               $2,474,972              0.81
Mississippi                                 31                 $822,093              0.27
Montana                                     53               $1,287,786              0.42
North Carolina                             156               $4,050,408              1.32
North Dakota                                 6                 $100,128              0.03
Nebraska                                    24                 $636,812              0.21
New Hampshire                               25                 $753,073              0.25
New Jersey                                 159               $4,699,344              1.53
New Mexico                                 102               $2,266,702              0.74
Nevada                                     163               $4,698,890              1.53
New York                                   187               $6,378,360              2.08
Ohio                                       183               $4,307,149              1.40
Oklahoma                                   111               $2,868,477              0.93
Oregon                                     408              $10,017,972              3.26
Pennsylvania                               318               $7,511,280              2.45
Rhode Island                                17                 $560,470              0.18
South Carolina                              31                 $778,032              0.25
South Dakota                                 4                 $133,504              0.04
Tennessee                                  140               $3,334,956              1.09
Texas                                      945              $24,008,468              7.82
Utah                                       278               $7,407,246              2.41
Virginia                                   617              $20,567,996              6.70
Vermont                                      7                 $137,716              0.04
Washington                                 472              $13,534,674              4.41
Wisconsin                                   47               $1,272,674              0.41
West Virginia                               19                 $438,965              0.14
Wyoming                                     19                 $581,229              0.19
-----------------------------------------------------------------------------------------------

Total                                   10,397             $307,185,514            100.00 %
===============================================================================================

                                                              EXHIBIT 2

       THE                                                                                            Distribution Date:  4/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1

                                           Certificateholder Monthly Distribution Summary
---------------------------------------------------------------------------------------------------------------------------------
                                       Certificate                      Pass
                          Class           Rate          Beginning      Through    Principal          Interest        Total
Class       Cusip      Description        Type           Balance       Rate (%)  Distribution      Distribution   Distribution
---------------------------------------------------------------------------------------------------------------------------------
A1        126671PM2      Senior        Var-Act/360    63,339,045.65    1.455000  29,996,980.21         79,358.55   30,076,338.75
A2A       126671PS9      Senior        Fix-30/360     41,826,379.04    4.670000   3,232,930.89        162,774.33    3,395,705.22
A2B       126671PX8      Senior        Fix-30/360     70,600,000.00    5.151000           0.00        303,050.50      303,050.50
A3        126671PT7      Senior        Fix-30/360     49,900,000.00    5.877000           0.00        244,385.25      244,385.25
A4        126671PU4      Senior        Fix-30/360     23,900,000.00    6.150000           0.00        122,487.50      122,487.50
A5        126671PV2      Senior        Fix-30/360     56,200,000.00    5.960000           0.00        279,126.67      279,126.67
AIO       126671PW0      Strip IO      Var-30/360    340,415,424.69    2.726976           0.00        773,588.92      773,588.92
AR        126671PN0      Senior        Fix-30/360              0.00    5.000000           0.00              0.00            0.00
---------------------------------------------------------------------------------------------------------------------------------

M1        126671PP5      Junior        Fix-30/360     28,350,000.00    6.180000           0.00        146,002.50      146,002.50
M2        126671PQ3      Junior        Fix-30/360      6,300,000.00    6.695000           0.00         35,148.75       35,148.75
---------------------------------------------------------------------------------------------------------------------------------

Totals                                               340,415,424.69              33,229,911.10      2,145,922.97   35,375,834.06
---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------
          Current                  Cumulative
         Realized        Ending     Realized
Class     Losses        Balance      Losses
----------------------------------------------
A1          0.00     33,342,065.44     0.00
A2A         0.00     38,593,448.15     0.00
A2B         0.00     70,600,000.00     0.00
A3          0.00     49,900,000.00     0.00
A4          0.00     23,900,000.00     0.00
A5          0.00     56,200,000.00     0.00
AIO         0.00    307,185,513.59     0.00
AR          0.00              0.00     0.00
----------------------------------------------

M1          0.00     28,350,000.00     0.00
M2          0.00      6,300,000.00     0.00
----------------------------------------------

Totals      0.00    307,185,513.59     0.00
----------------------------------------------

For Class AIO the interest distribution of $773,588.92 includes the following amounts: $1.69 investment earnings for the fixed carryover reserve fund and $773,587.23 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due Under the date in the following month. MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

       THE                                                                                            Distribution Date:  4/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1

                                                    Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------------
                                Original        Beginning      Scheduled                       Unscheduled          Net
                              Certificate      Certificate     Principal       Accretion        Principal        Principal
Class          Cusip            Balance          Balance      Distribution    Principal        Adjustments      Distribution
-------------------------------------------------------------------------------------------------------------------------------
A1          126671PM2       324,750,000.00    63,339,045.65   29,996,980.21      0.00             0.00         29,996,980.21
A2A         126671PS9        70,000,000.00    41,826,379.04    3,232,930.89      0.00             0.00          3,232,930.89
A2B         126671PX8        70,600,000.00    70,600,000.00            0.00      0.00             0.00                  0.00
A3          126671PT7        49,900,000.00    49,900,000.00            0.00      0.00             0.00                  0.00
A4          126671PU4        23,900,000.00    23,900,000.00            0.00      0.00             0.00                  0.00
A5          126671PV2        56,200,000.00    56,200,000.00            0.00      0.00             0.00                  0.00
AIO         126671PW0       630,000,100.00   340,415,424.69            0.00      0.00             0.00                  0.00
AR          126671PN0               100.00             0.00            0.00      0.00             0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------------

M1          126671PP5        28,350,000.00    28,350,000.00            0.00      0.00             0.00                  0.00
M2          126671PQ3         6,300,000.00     6,300,000.00            0.00      0.00             0.00                  0.00
-------------------------------------------------------------------------------------------------------------------------------
Totals                      630,000,100.00   340,415,424.69   33,229,911.10      0.00             0.00         33,229,911.10
-------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
              Current         Ending           Ending
             Realized        Certificate      Certificate
Class         Losses          Balance          Factor
----------------------------------------------------------
A1              0.00       33,342,065.44    0.10266994746
A2A             0.00       38,593,448.15    0.55133497359
A2B             0.00       70,600,000.00    1.00000000000
A3              0.00       49,900,000.00    1.00000000000
A4              0.00       23,900,000.00    1.00000000000
A5              0.00       56,200,000.00    1.00000000000
AIO             0.00      307,185,513.59    0.48759597592
AR              0.00                0.00    0.00000000000
----------------------------------------------------------

M1              0.00        28,350,000.00   1.00000000000
M2              0.00         6,300,000.00   1.00000000000
----------------------------------------------------------
Totals          0.00       307,185,513.59
----------------------------------------------------------

       THE                                                                                            Distribution Date:  4/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1


                                                    Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
            Beginning         Pass       Accrued     Cumulative                Total          Net         Unscheduled
           Certificate       Through     Optimal       Unpaid    Deferred     Interest     Prepayment       Interest       Interest
Class        Balance        Rate (%)     Interest     Interest   Interest       Due       Int Shortfall    Adjustment        Paid
------------------------------------------------------------------------------------------------------------------------------------
A1        63,339,045.65     1.455000      79,358.55       0.00       0.00     79,358.55            0.00          0.00      79,358.55
A2A       41,826,379.04     4.670000     162,774.33       0.00       0.00    162,774.33            0.00          0.00     162,774.33
A2B       70,600,000.00     5.151000     303,050.50       0.00       0.00    303,050.50            0.00          0.00     303,050.50
A3        49,900,000.00     5.877000     244,385.25       0.00       0.00    244,385.25            0.00          0.00     244,385.25
A4        23,900,000.00     6.150000     122,487.50       0.00       0.00    122,487.50            0.00          0.00     122,487.50
A5        56,200,000.00     5.960000     279,126.67       0.00       0.00    279,126.67            0.00          0.00     279,126.67
AIO      340,415,424.69     2.726976     773,587.23       0.00       0.00    773,587.23            0.00          0.00     773,588.92
AR                 0.00     5.000000           0.00       0.00       0.00          0.00            0.00          0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------

M1        28,350,000.00     6.180000     146,002.50       0.00       0.00    146,002.50            0.00          0.00     146,002.50
M2         6,300,000.00     6.695000      35,148.75       0.00       0.00     35,148.75            0.00          0.00      35,148.75
------------------------------------------------------------------------------------------------------------------------------------

Totals   340,415,424.69                2,145,921.28       0.00       0.00  2,145,921.28            0.00          0.00   2,145,922.97
------------------------------------------------------------------------------------------------------------------------------------

       THE                                                                                            Distribution Date:  4/25/03
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1


                                                     Current Payment Information
                                                         Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                             Original         Beginning Cert.                                           Ending Cert.        Pass
                            Certificate          Notional          Principal          Interest           Notional         Through
Class       Cusip             Balance            Balance          Distribution      Distribution         Balance          Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1         126671PM2       324,750,000.00      195.039401525      92.369454063       0.244368117       102.669947463      1.455000
A2A        126671PS9        70,000,000.00      597.519700637      46.184727046       2.325347502       551.334973592      4.670000
A2B        126671PX8        70,600,000.00    1,000.000000000       0.000000000       4.292500000     1,000.000000000      5.151000
A3         126671PT7        49,900,000.00    1,000.000000000       0.000000000       4.897500000     1,000.000000000      5.877000
A4         126671PU4        23,900,000.00    1,000.000000000       0.000000000       5.125000000     1,000.000000000      6.150000
A5         126671PV2        56,200,000.00    1,000.000000000       0.000000000       4.966666667     1,000.000000000      5.960000
AIO        126671PW0       630,000,100.00      540.341858184       0.000000000       1.227918718       487.595975921      2.726976
AR         126671PN0               100.00        0.000000000       0.000000000       0.000000000         0.000000000      5.000000
------------------------------------------------------------------------------------------------------------------------------------

M1         126671PP5        28,350,000.00    1,000.000000000       0.000000000       5.150000000     1,000.000000000      6.180000
M2         126671PQ3         6,300,000.00    1,000.000000000       0.000000000       5.579166667     1,000.000000000      6.695000
------------------------------------------------------------------------------------------------------------------------------------

Totals                     630,000,100.00      540.341858184      52.745882263       3.406226396       487.595975921
------------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1



Pool Level Data

Distribution Date                                                                                                        4/25/03
Cut-off Date                                                                                                              4/1/02
Determination Date                                                                                                        4/1/03
Accrual Period 30/360                         Begin                                                                       3/1/03
                                              End                                                                         4/1/03
Number of Days in 30/360 Accrual Period                                                                                       30

Accrual Period Actual Days                    Begin                                                                      3/25/03
                                              End                                                                        4/25/03
Number of Days in Actual Accrual Period                                                                                       31




----------------------------------------------------------------------
                              Collateral Information
----------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                                              630,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                 340,415,424.69
Ending Aggregate Pool Stated Principal Balance                                                                    307,185,513.59

Beginning Aggregate Certificate Stated Principal Balance                                                          340,415,424.69
Ending Aggregate Certificate Stated Principal Balance                                                             307,185,513.59

Beginning Aggregate Loan Count                                                                                             11385
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                              988
Ending Aggregate Loan Count                                                                                                10397

Beginning Weighted Average Loan Rate (WAC)                                                                             9.148499%
Ending Weighted Average Loan Rate (WAC)                                                                                9.151326%

Beginning Net Weighted Average Loan Rate                                                                               7.449203%
Ending Net Weighted Average Loan Rate                                                                                  7.452844%

Weighted Average Maturity (WAM) (Months)                                                                                     165

Servicer Advances                                                                                                      22,877.95

Aggregate Pool Prepayment                                                                                          32,549,648.00
Pool Prepayment Rate                                                                                                 70.1377 CPR


Certicate Account

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1

Beginning Balance                                                                                                           0.00

Deposit
Payments of Interest and Principal                                                                                 35,794,444.91
Liquidation Proceeds                                                                                                        0.00
All Other Proceeds                                                                                                          0.00
Other Amounts                                                                                                               0.00
                                                                                                                   -------------
Total Deposits                                                                                                     35,794,444.91



Withdrawals
Reimbursement of Servicer Advances                                                                                          0.00
Payment of Master Servicer Fees                                                                                       113,685.31
Payment of Sub Servicer Fees                                                                                          337,662.70
Payment of Other Fees                                                                                                       0.00
Payment of Insurance Premium(s)                                                                                             0.00
Payment of Personal Mortgage Insurance                                                                                304,927.66
Other Permitted Withdrawal per the Pooling and Service Agreement                                                            0.00
Payment of Principal and Interest                                                                                  35,375,834.05
                                                                                                                   -------------
Total Withdrawals                                                                                                  36,132,109.72

Ending Balance                                                                                                        -32,737.16



Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                              28,154.45
Compensation for Gross PPIS from Servicing Fees                                                                        28,154.45
Other Gross PPIS Compensation                                                                                               0.00
                                                                                                                       ---------
Total Net PPIS (Non-Supported PPIS)                                                                                         0.00



Master Servicing Fees Paid                                                                                            113,685.31
Sub Servicing Fees Paid                                                                                               337,662.70
Insurance Premium(s) Paid                                                                                                   0.00
Other Fees Paid                                                                                                             0.00
                                                                                                                      ----------
Total Fees                                                                                                            451,348.01



----------------------------------------------------------------------
                           Delinquency Information
----------------------------------------------------------------------
Group 1

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1


----------------------------------------------------------------------
                         Delinquency Information
----------------------------------------------------------------------
Group 1
-------



Delinquency                                                   30-59 Days        60-89 Days          90+ Days           Totals
-----------                                                   ----------        ----------          --------           ------
Scheduled Principal Balance                                  788,687.30         204,137.98       1,262,646.09        2,255,471.37
Percentage of Total Pool Balance                              0.256746%          0.066454%          0.411037%           0.734238%
Number of Loans                                                      27                  7                 31                  65
Percentage of Total Loans                                     0.259690%          0.067327%          0.298163%           0.625180%

Foreclosure
-----------

Scheduled Principal Balance                                                                                             93,433.02
Percentage of Total Pool Balance                                                                                        0.030416%
Number of Loans                                                                                                                 3
Percentage of Total Loans                                                                                               0.028854%

REO
---

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00


----------------------------------------------------------------------
           Subordination/Credit Enhancement Information
----------------------------------------------------------------------


Protection                                                                                           Original             Current
----------                                                                                           --------             -------
Bankruptcy Loss                                                                                          0.00                0.00
Bankruptcy Percentage                                                                               0.000000%           0.000000%
Credit/Fraud Loss                                                                                        0.00       12,600,002.00
Credit/Fraud Loss Percentage                                                                        0.000000%           4.101757%
Special Hazard Loss                                                                                      0.00                0.00
Special Hazard Loss Percentage                                                                      0.000000%           0.000000%

Credit Support                                                                                       Original             Current
--------------                                                                                       --------             -------
Class A                                                                                        595,350,100.00      272,535,513.59
Class A Percentage                                                                                 94.500001%          88.720171%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans
Attn: Courtney Bartholomew
     212-815-3236                                      Asset-Backed Securities

                                                           Series 2002-S1


Credit Support                                                                                       Original             Current
--------------                                                                                       --------             -------

Class M1                                                                                        28,350,000.00       28,350,000.00
Class M1 Percentage                                                                                 4.499999%           9.228951%

Class M2                                                                                         6,300,000.00        6,300,000.00
Class M2 Percentage                                                                                 1.000000%           2.050878%